EXHIBIT 10.1

June 17, 2015

Mr. Brendan Macpherson

Chief Executive Officer

Banjo & Matilda Inc.

76 William St

Paddington NSW 2021

Australia

RE: Corporate Financial Advisor Agreement

Dear Mr. Macpherson:

This letter confirms our agreement that Banjo & Matilda Inc., a company incorporated in the state of Delaware with corporate headquarters at the address stated above (together with its affiliates and subsidiaries, the “Company”) has engaged Forefront Capital Markets, LLC, a Delaware limited liability company, headquartered at 7 Times Sq, 37th Fl, New York, NY 10036 (with affiliates and subsidiaries, the “Advisor”) to act as a nonexclusive financial advisor and placement agent in connection with any private placement (the “Offering”) of equity, debt or equity-linked securities (the “Securities”) of the Company undertaken by the Company during the term of this Agreement, as well as introductions to strategic investors (“Strategics”) for the purpose of investment, joint venture or business combination (“Business Combinations”). The terms of the Securities and the gross proceeds of any Offering will be substantially negotiated between the Advisor and the Company with one or more Investors (described below). A separate sales commission agreement may be signed for introductions that result in revenue to the Company.

Upon your acceptance of this engagement agreement indicated by your signature below, (the “Agreement”) this Agreement will confirm the terms of the engagement between the Advisor and the Company.

1. Appointment.

(a) Subject to the terms and conditions of this Agreement, the Company hereby retains the Advisor to act as a nonexclusive financial advisor and placement agent in connection with any Offering and/or Business Combination. During the term of this Agreement, any additional financial advisors or placement agents to the Company shall be mutually agreed to by the Company and the Advisor, such consent of the Advisor not to be unreasonably withheld or delayed. As Advisor, we will familiarize ourselves with the business, operations, properties, financial condition, management and prospects of the Company. In addition, upon request, we will advise and assist the Company on all matters relating to financings as well as evaluate alternative financing structures and arrangements and issuing Securities to one or more institutional, individual, and corporate accredited investors (“Investors”). The Company retains the right to determine all of the terms and conditions of an Offering and to accept or reject any proposals submitted to it in its sole and absolute discretion or to reject the offer of any Investor.

(b) During the Term of this Agreement (as such term is hereinafter defined), neither the Company nor any of its subsidiaries will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer (“Investment Proposal”) from any person or entity that is not an Investment Proposal related to an Offering without giving Advisor at least ten days prior notice thereof and, if appropriate, the opportunity to introduce Investors to such Offering. The term “Investment Proposal” shall not include any loans from insiders of the Company or commercial banking loans to the Company.

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 2

2. Information.

(a) The Company recognizes that in completing its engagement hereunder, the Advisor will be using and relying on publicly available information and on data, material and other information furnished to the Advisor by the Company or the Company’s affiliates and agents. The Company will cooperate with the Advisor and furnish and cause to be furnished to the Advisor any and all information and data concerning the Company and its subsidiaries that the Advisor deems appropriate and that is reasonably requested by the Advisor (the “Information”), which may be included in a private placement memorandum, information memorandum, and or marketing materials if any (the “Memorandum”). Any Information and Memorandum forwarded to prospective Investors or potential joint venture partners, strategic partners and business combinations will be in a form acceptable to the Advisor and its counsel. The Company represents and warrants that all Information and the Memorandum, including, but not limited to, the Company’s financial statements, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(b) It is further agreed that the Advisor will conduct a due diligence investigation of the Company and the Company will reasonably cooperate with such investigation as a condition of the Advisor’s obligation hereunder. The Company recognizes and confirms that the Advisor: (i) will use and rely primarily on the Information, the Memorandum and information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Advisor, after discussion with the Company and receipt of the Company’s consent, to transmit to any prospective investors information or a copy or copies of the Memorandum, forms of subscription documents and any other legal documentation supplied to the Advisor by the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of the Advisor’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Memorandum and such other information, if any provided, to the Investors; (iv) will not make an appraisal of any assets of the Company or the Company generally; and (v) retains the right to continue to perform due diligence of the Company, its business and its officers and directors during the term of the Agreement.

(c) Until the date that is three years from the expiration or termination of this Agreement, the Advisor will keep all information obtained from the Company confidential except information that: (i) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by the Advisor, (ii) was known or became known by the Advisor prior to the Company’s disclosure thereof to the Advisor, (iii) becomes known to the Advisor from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (iv) is disclosed by the Company to a third party without restrictions on its disclosure, (v) is independently developed by the Advisor or (vi) is required to be disclosed by the Advisor or its officers, directors, employees, agents, attorneys and to its other advisors and financial sources, pursuant to any order of a court of competent jurisdiction, industry or regulatory authority or other governmental body or as may otherwise be required by law.

(d) The Company recognizes that in order for the Advisor to perform properly its obligations in a professional manner, the Company will keep the Advisor informed of, and to the extent practicable, permit the Advisor to participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of the Advisor’s engagement. If at any time during the course of the Advisor’s engagement, the Company becomes aware of any material change in any of the information previously furnished to the Advisor, it will promptly advise the Advisor of such change.

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 3

3. Compensation. As compensation for the services rendered hereunder, the Company agrees to the following:

(a) The Company agrees to pay the Advisor a cash fee payable upon each closing of gross proceeds received from Investors who were introduced to the Offering by the Advisor (“Covered Investors”) and issuance of Securities in the Offering to Covered Investors (“Closing”) equal to 7% of the gross proceeds received from Covered Investors in any placement of equity or securities exercisable for or convertible into equity and 3% of the gross proceeds received from Covered Investors in any placement of debt securities (the “Placement Fee”). For the Term (defined below), in respect of any investor who is not a Covered Investor (a “Non-Covered Investor”) in respect of which the Company asks the Advisor’s Assistance (an “Assisted Non-Covered Investor”), the Advisor shall receive 3% of the gross proceeds received from an Assisted Non-Covered Investor who acquires equity or securities exercisable or convertible into equity and 1% of the gross proceeds received from an Assisted Non-Covered Investor in any placement of Debt Securities. In no event shall an investor who acquired debt or equity in the Company prior to the date hereof and who holds debt or equity of the Company at the time of a future investment (an “Existing Investor”) be considered an Assisted Non-Covered Person or Covered Person. For the Term (defined below), for any Existing Investor who participates in a placement, the Advisor will not receive a Placement Fee for the first $250,000 raised from Existing Investors in an Offering and the Advisor will receive a Placement Fee of 3% sliding proportionate scale down to 1% of the gross proceeds received in excess of $250,000 from Existing Investors up to $5 million, a Placement Fee of 1% applies for gross proceeds received of above $5 million received from Existing Investors in any placement. In no event will the Advisor receive a Placement Fee for gross proceeds received from Raymond Key or Brendan Macpherson.

(b) The Company shall deliver to the Advisor and/or its designees a warrant to purchase shares of the Company’s common stock (the “Agent Warrant”). The number of Agent Warrants shall be based on a percentage of the Company’s common stock underlying the Securities issued to Covered Investors in the Offering; such percentage shall be equal to 7%. The Agent Warrant will be issued at each Closing and shall provide, among other things, that the Agent Warrant shall: (i) be exercisable at the sum of the price of the Securities and any amount to be paid on the exercise of the Securities issued to the Investors in the Offering, (ii) expire 5 years from the date of issuance, (iii) contain standard weighted average anti-dilution protection (iv) include customary piggy-back registration rights in the event of any registration of its securities by the Company other than a registration on Form S-4 or S-8 or any successor thereto, and any registration rights that may be provided to the Covered Investors, (v) contain provisions for cashless exercise so long as the underlying securities are not registered for sale under the Securities Act of 1933, as amended, and during an approximate three month period immediately prior to the expiration of the Warrant and (vi) include such other terms that are normal and customary for warrants of this type.

(c) The Company agrees upon the consummation of any Business Combination during the Term of Engagement (defined below) with a party introduced by the Advisor (a “Covered Partner”) or in respect of which the Advisor is asked by the Company to render assistance to the Company, the Company shall pay the Advisor at the closing or closings of such Business Combination 3% of the Transaction Value (defined in Exhibit B of this Agreement)

(d) The Company shall deliver to the Advisor and/or its designees a warrant to purchase six million (6,000,000) shares of the Company’s common stock (the “Advisor Warrant”). The Advisor Warrant will be issued upon execution of this Agreement and shall provide, among other things, that the Advisor Warrant shall: (i) be exercisable at an initial exercise price of eight cents ($0.08), (ii) expire 5 years from the date of issuance, (iii) contain standard weighted average anti-dilution protection (iv) include customary piggy-back registration rights as described above, including any registration rights that may be provided to the Investors, (v) contain provisions for cashless exercise and (vi) include such other terms that are normal and customary for warrants of this type.

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 4

(e) The Company will reimburse the Advisor in a timely manner for all expenses relating to an Offering undertaken at the direction of the Company, including, but not limited to, printing, road show, background checks, travel and other related expenses as well as the legal fees incurred by the Advisor in connection with the Offering, provided, however, that (i) any single expense item in excess of $1,000 and (ii) all expenses in excess of $2,500 in any one month must be approved in advance by the Company, and provided further, that the Company’s reimbursement obligation for legal expenses of the Advisor shall not exceed $20,000 unless approved in advance by the Company. Such legal expenses of the Advisor shall be paid by the Company as it is incurred. All reimbursements shall be made promptly (but in no event more than 30 days after submission of those expenses to the Company) upon submission by the Advisor.

(f) The exercise price for existing warrants received for investment banking services shall be reduced from $0.30 to $0.08.

(g) If the Company pays the Advisor via bank wire for any of the fees and reimbursed expenses described in all of this Section 3 Compensation, then all bank wiring fees will be incurred by the Company.

4. Term of Engagement.

(a) This Agreement will remain in effect until the 24 month anniversary from the date of this Agreement after which either party shall have the right to extend or to terminate the Agreement on 30 days prior date (the “Termination Date”). If either party shall notify the other of its intent to allow this Agreement to expire as of the Termination Date, the other shall not have the right to extend this Agreement. The period of time during which this Agreement remains in effect is referred to herein from time to time as the “Term”. If within 18 months after the Termination Date, the Company completes any public or private financing (“Financing”) of any Securities (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the warrants issued pursuant to this Agreement) with any Investors to which the Advisor provided marketing materials for an Offering during the Term and which were introduced to the Financing by the Advisor, the Company will pay to the Advisor upon the closing of such financing (i) if such Financing occurs within nine months of the date of expiration or termination of this Agreement, the compensation set forth in all of subsections 3(a), (b) and (c) (the “Source Fee”) or (ii) if such Financing occurs after nine months and within 18 months of the date of expiration or termination of this Agreement, one-third (1/3) of the Source Fee.

(b) Notwithstanding anything herein to the contrary, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 5, 7 and 9-20 and all of Exhibit A and Exhibit B attached (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company’s obligation to pay fees to the extent provided for in Section 3 herein and shall not affect the Company’s obligation to reimburse the expenses accruing prior to such termination to the extent provided for herein.

5. Right of Participation. The Advisor shall have the right of first refusal to act as one of the lead underwriters, managers, placement agent or mergers and acquisition advisors (if then authorized to do so as a registered broker/dealer), as the case may be, in the public or private offering by the Company or Business Combination of the Company (or any of its subsidiaries) for the greater of the Term of this agreement or 12 months from the date of a Closing and with a minimum of 20% of the Securities placed and 20% of the underwriting, management, advisory or placement agent fees. If such right is exercised by the Advisor, all other terms of any such engagement will be separately agreed upon between the Company and the Advisor.

6. Certain Placement Procedures. The Company and the Advisor each represents to the other that it has not taken and it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Offering, the Company and the Advisor all agree to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any Investor in the Offering shall be deemed also to be made to the Advisor for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any Investors in the Offering also to be addressed and delivered to the Advisor.

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 5

7. Indemnification. The Company agrees to indemnify the Advisor in accordance with the indemnification and other provisions attached to the Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of the Agreement.

8. Other Activities. The Company acknowledges that the Advisor has been, and may in the future be, engaged to provide services as an underwriter, advisor, finder, placement agent and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of the Advisor contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of the Advisor or of any member, manager, officer, employee, agent or representative of the Advisor, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of the Advisor to render services of any kind to any other corporation, firm, individual or association; provided that the Advisor and any of its member, manager, officer, employee, agent or representative shall not use the Information to the detriment of the Company.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Advisor: (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Advisor further agree to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

10. Compliance with the Law.

(a) The Company, at its own expense, will use its best efforts to obtain any registration or qualification required to sell any Securities under the Blue Sky laws of any applicable State or U.S. Territory jurisdictions as well as any foreign jurisdiction.

(b) The Company and the Advisor shall comply with all applicable U.S. federal, state and local statutes, laws, rules and regulations. The Company and the Advisor further agree: (i) to abide by the Securities and Exchange Act of 1934 and other federal/state securities laws’ prohibitions against fraudulent conduct; (ii) not trade upon, or share with third parties: (a) any material non-public information, or (b) confidential information that the Company and the Advisor have a duty to keep confidential or that the Company and the Advisor believe was obtained in violation of a duty or obligation owed by the sources(s) of that information or in violation of the STOCK Act.

11. Representations and Warranties. The Company and the Advisor each respectively represent and warrant that: (a) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of such party’s certificate of incorporation or by-laws or any agreement to which such party is a party or by which any of its property or assets is bound.

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 6

12. Parties; Assignment; Independent Contractor. This Agreement has been and is made solely for the benefit of the Advisor and the Company and each of their persons, agents, employees, officers, directors and controlling persons and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment will be null and void. The Advisor has been retained under this Agreement as an independent contractor and it is understood and agreed that this Agreement does not create a fiduciary relationship between the Advisor and the Company or their respective Boards of Directors. The Advisor shall not be considered to be agents of the Company for any purpose whatsoever and the Advisor is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, or to bind the Company in any manner whatsoever.

13. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

14. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

15. Review by Counsel. This Agreement has been reviewed by the signatories hereto and their counsel. There shall be no construction of any provision against either party hereto because this Agreement was drafted by either particular, and the parties waive any statute or rule of law to such effect.

16. Amendments. This Agreement may not be modified or amended except in writing and duly executed by the parties hereto.

17. Notices. All notices will be in writing and will be effective when delivered in person or by courier or sent registered mail and confirmed by the other party by email or registered mail to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:	Mr. Brendan Macpherson
Chief Executive Officer
Banjo & Matilda Inc. 76 William St Paddington NSW 2021 Australia

To the Advisor:	Mr. David Wasitowski President & CFO Forefront Capital Markets, LLC 7 Times Sq, 37th Fl New York, NY 10036

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 7

18. Commercially Reasonable Best Efforts Engagement. The Company acknowledges and agrees that the Advisor will use its “commercially reasonable efforts” in connection with the Offering and that this Agreement does not constitute a commitment by the Advisor to purchase the Securities or introduce the Company to Investors. The Advisor will in its sole discretion determine the reasonableness of its efforts and is under no obligation to perform at any level other than what they deem reasonable. It is expressly understood and acknowledged that the Advisor’s engagement for the Offering does not constitute any commitment, express or implied, on the part of the Advisor or of any of its affiliates to purchase or place the Company’s securities or to provide any type of financing.

19. Press Announcements. The Company agrees that the Advisor shall have the right at its own expense to place information and advertisements describing the Advisor’s services to the Company hereunder in the Advisor’s various marketing materials and website as well as financial trade publications and/ or newspapers and journals.

20. Severability. In the event that any term or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

[Signature Page Follows]

 Members FINRA & SIPC

 7 Times Sq, 37th Fl, New York, NY 10036

 Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 8

If the terms of our engagement as set forth in this Agreement are satisfactory to you, please sign and date the enclosed copy of this letter and return it to us. We look forward to working with you and your management team.

Very truly yours,

Forefront Capital Markets, LLC

By:	/s/ Francis J. Argenziano
Francis J. Argenziano
Senior Managing Director

By:	/s/ David Wasitowski
David Wasitowski President & CFO

Agreed to and accepted to as of the date first appearing above:

Banjo & Matilda, Inc.

By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer

[Exhibit A and Exhibit B Follow]

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 9

Exhibit A

Indemnification Provisions

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless the Advisor and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the Advisor’s acting for the Company, including, without limitation, any act or omission by the Advisor in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Advisor to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Advisor of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or reckless or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Advisor by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or reckless or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Advisor, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 10

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness (within 7 business days); provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it and the Company will on demand, to the extent permitted by applicable law, advance or pay promptly, on behalf of each Indemnified Party, reasonable attorney’s fees and other expenses and disbursements (including, but not limited to, the cost of any investigation and related preparation) as they are incurred by the Indemnified Parties. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of the Advisor, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Advisor in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Advisor pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assignees, heirs and personal representatives.

Members FINRA & SIPC

7 Times Sq, 37th Fl, New York, NY 10036

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Banjo & Matilda Inc. Corporate Financial Advisor Agreement	Page 11

Exhibit B

Definition of “Transaction Value”

The definition of Transaction Value shall be the amount of consideration paid in a Business Combination and shall include, all forms of consideration paid or received, directly or indirectly, by the Company and/or its stockholders in such transaction, including, without limitation, cash, securities, notes or other evidences of indebtedness, assumption of liabilities (whether by operation of law or otherwise), or any combination thereof. If all or a portion of the consideration paid in the Business Combination is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Business Combination is consummated as mutually agreed upon in good faith by the Company and the Advisor. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Business Combination, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Business Combination. If such non-cash consideration consists of newly-issued, publicly-traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Business Combination, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Business Combination. In such event, the fee payable to the Advisor shall be paid on the 30th trading day subsequent to consummation of the Business Combination. If no public market exists for the common stock, options, warrants or other rights issued in the Business Combination, then the value thereof shall be as mutually agreed upon in good faith by the Company and the Advisor. If the non-cash consideration paid in the Business Combination consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Transaction or exists thereafter), the value thereof shall be the liquidation value (without regard to accrued dividends) of the preferred stock or the principal amount of the debt securities, as the case may be.

Any amounts payable by a purchaser to the Company, any stockholder of the Company or an affiliate of either the Company or any stockholder of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement (or payable by the Company if the Company is the acquiring entity) in excess of such amounts as may have been paid in respect of such service prior to the Combination shall be deemed to be part of the consideration paid in the Business Combination. If all or a portion of the consideration payable in connection with the Business Combination includes contingent payments, then the Company shall pay to the Advisor an additional cash fee, as when and if such contingency payments are received. If with respect to any non-cash consideration the Company and the Advisor are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing assets of the nature of the subject consideration acceptable to the Company and the Advisor (the fees and expenses of whom shall be borne equally by the Company and the Advisor).

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